Exhibit 21.1
Danaher Corporation Subsidiaries of the Registrant
Name	Jurisdiction of Formation
AB Sciex Finance B.V.	Netherlands
AB Sciex KK	Japan
AB Sciex LLC	Delaware
AB Sciex LP	Canada
AB Sciex Pte Ltd.	Singapore
Advanced Vision Technology (A.V.T.) Ltd.	Israel
Aguasin SpA	Chile
Alltec Angewandte Laserlicht Technologie GmbH	Germany
Alpha Biotec Ltd.	Israel
Applitek NV	Belgium
Aquafine Corporation	California
Aquafine GmbH	Germany
BC Distribution BV	Netherlands
BCK Holdings S.à.r.l.	Luxembourg
Beckman Australia ApS	Denmark
Beckman Coulter AB	Sweden
Beckman Coulter Australia Pty Ltd	Australia
Beckman Coulter Biomedical GmbH	Germany
Beckman Coulter Biotechnology (Suzhou) Co. Ltd.	China
Beckman Coulter Biyomedikal Urunler Sanayi ve Ticaret Limited [irketi]	Turkey
Beckman Coulter Canada LP	Canada
Beckman Coulter Ceska republika s.r.o.	Czech Republic
Beckman Coulter Commercial Enterprise (China) Co., Ltd.	China
Beckman Coulter de Mexico, S.A. de C.V.	Mexico
Beckman Coulter do Brasil Ltda.	Brazil
Beckman Coulter d.o.o.	Croatia
Beckman Coulter España, S.A.	Spain
Beckman Coulter France S.A.S.	France
Beckman Coulter Genomics Inc.	Delaware
Beckman Coulter G.m.b.H.	Germany
Beckman Coulter Hong Kong Limited	Hong Kong
Beckman Coulter, Inc.	Delaware
Beckman Coulter India Private Limited	India
Beckman Coulter International SA	Switzerland
Beckman Coulter Ireland Inc.	Ireland
Beckman Coulter K.K.	Japan
Beckman Coulter Korea Ltd.	Republic of Korea
Beckman Coulter Laboratory Systems (Suzhou) Co. Ltd.	China
Beckman Coulter Limited Liability Company	Russian Federation
Beckman Coulter Mishima K.K.	Japan
Beckman Coulter Nederland B.V.	Netherlands
Beckman Coulter Nippon GK	Japan
Beckman Coulter Saudi Arabia Co.Ltd.	Saudi Arabia
Beckman Coulter, S.L.	Spain
Beckman Coulter South Africa (Proprietary) Limited	South Africa

Beckman Coulter Srl	Italy
Beckman Coulter Taiwan Inc.	California
Beckman Coulter United Kingdom Limited	United Kingdom
BioTector Analytical Systems Ltd	Ireland
Carnassial Corporation	Canada
Cepheid	California
Cepheid AB	Sweden
Cepheid Europe SAS	France
Cepheid GK	Japan
Cepheid GmbH	Germany
Cepheid HBDC SAS	France
Cepheid Italy Srl	Italy
Cepheid Proprietary Limited	South Africa
Cepheid UK Ltd.	United Kingdom
ChemTreat, Inc.	Virginia
ChemTreat International, Inc.	Virginia
Citicon (Hong Kong) Limited	Hong Kong
Coulter Electronics Pty. Limited	Australia
Danaher (Shanghai) Management Co. Ltd.	China
Danaher HK Holdings Limited	Hong Kong
Danaher Medical ApS	Denmark
DANRAD ApS	Denmark
DANRAD Holding ApS	Denmark
Dental Imaging Technologies Corporation	Delaware
Devicor Medical Europe GmbH	Germany
Devicore Medical Products Inc.	Delaware
DH Alpha Limited	United Kingdom
DH Business Services LLC	Delaware
DH Denmark Holding ApS	Denmark
DH Europe Finance SA	Luxembourg
DH Evolution GmbH	Germany
DH Holdings Corp.	Delaware
DH Holdings Germany LLC	Delaware
DH Holdings GmbH	Germany
DH Holding Italia SRL	Italy
DH Technologies Development Pte Ltd.	Singapore
DH Verwaltungs GmbH	Germany
DTIL Ireland Holdings Ltd.	Ireland
DUKI (2006) Finance Limited	United Kingdom
Esko Brno S.r.o	Czech Republic
Esko BVBA	Belgium
Esko-Graphics BVBA	Belgium
Esko-Graphics Inc.	Georgia
Esko Software BVBA	Belgium
FHAB Company AB	Sweden
FJ 900, Inc.	Delaware
G. Lufft Mess- und Regeltechnik GmbH	Germany
Gelman Sciences Inc.	Michigan
Hach Company	Delaware

Hach Lange Finance GmbH	Germany
Hach Lange GmbH	Germany
Hach Lange Sàrl	Switzerland
Hach Sales & Services Canada LP	Canada
Hach Ultra Japan KK	Japan
Hach Water Quality Analytical Instru. (Shanghai) Co., Ltd.	China
HemoCue AB	Sweden
HIC Canada LP	Canada
HR Holdco GmbH	Germany
Hybritech Incorporated	California
Immunotech SAS	France
Immunotech Sro	Czech Republic
Implant Direct Sybron Administration LLC	California
Implant Direct Sybron International LLC	Nevada
Implant Direct Sybron Manufacturing LLC	California
Innova Life Sciences Corporation	Canada
Iris International, Inc.	Delaware
Joslyn Electronic Systems Company LLC	Delaware
KAVO Dental GmbH	Germany
Kavo Dental Technologies, LLC	Illinois
Kerr Corporation	Delaware
Kerr GmbH	Germany
KerrHawe SA	Switzerland
Kreatech Biotechnology BV	Netherlands
Laetus GmbH	Germany
Launchchange Limited	United Kingdom
Leica Biosystems Imaging Inc.	Delaware
Leica Biosystems Melbourne Pty Ltd	Australia
Leica Biosystems Newcastle Limited	United Kingdom
Leica Biosystems Nussloch GmbH	Germany
Leica Biosystems Richmond, Inc.	Illinois
Leica Instruments (Singapore) Pte Limited	Singapore
Leica Microsystems (UK) Limited	United Kingdom
Leica Microsystems CMS GmbH	Germany
Leica Microsystems Holdings GmbH	Germany
Leica Microsystems Inc.	Delaware
Leica Microsystems IR GmbH	Germany
Leica Microsystems KK	Japan
Leica Microsystems Limited	Hong Kong
Leica Microsystems Trading (Shanghai) Ltd.	China
Leica Mikrosysteme (Austria) GmbH	Austria
Leica Mikrosysteme Vertrieb GmbH	Germany
Linx Printing Technologies Limited	United Kingdom
Lipesa Colombia SA	Colombia
Lumigen, Inc.	Michigan
McCrometer, Inc.	Delaware
Metrex Research, LLC	Wisconsin
Molecular Devices (Shanghai) Limited	China
Molecular Devices, LLC	Delaware

Nihon Pall Ltd.	Japan
Nihon Pall Manufacturing Limited	Japan
Nobel Biocare AB	Sweden
Nobel Biocare Deutschland GmbH	Germany
Nobel Biocare Holding USA Inc.	Delaware
Nobel Biocare Japan KK	Japan
Nobel Biocare Procera LLC	Delaware
Nobel Biocare Services AG	Switzerland
Nobel Biocare USA LLC	Delaware
Normond info SAS	France
Ormco BV	Netherlands
Ormco Corporation	Delaware
Ormco LLC	Russian Federation
Pall (Canada) Limited	Canada
Pall (Malaysia) Sdn. Bhd.	Malaysia
Pall (Schweiz) AG	Switzerland
Pall Aeropower Corporation	Delaware
Pall Asia International Limited	Hong Kong
Pall Australia Pty. Ltd.	Australia
Pall Austria Filter Ges.m.b.h	Austria
Pall Canada Holding ULC	Canada
Pall Corporation	New York
Pall Europe Limited	United Kingdom
Pall Filter (Beijing) Co. Ltd.	China
Pall Filtration and Separations Group	Delaware
Pall Filtration Pte. Ltd.	Singapore
Pall ForteBio LLC	Delaware
Pall France SAS	France
Pall GmbH	Germany
Pall India Pvt. Ltd.	India
Pall International Sarl	Switzerland
Pall Italia Srl	Italy
Pall Korea Ltd.	Republic of Korea
Pall Life Sciences Belgium BVBA	Belgium
Pall Life Sciences Puerto Rico, LLC	Puerto Rico
Pall Manufacturing UK Limited	United Kingdom
Pall Medistad BV	Netherlands
Pall Norden AB	Sweden
Pall Technology UK Limited	United Kingdom
PaloDEx Group OY	Finland
Pantone LLC	Delaware
Pentron Corporation	Delaware
Phenomenex, Inc.	California
Radiometer America Inc.	Delaware
Radiometer Basel AG	Switzerland
Radiometer GmbH	Germany
Radiometer K.K.	Japan
Radiometer Medical ApS	Denmark
Radiometer Medical Equipment (Shanghai) Co. Ltd.	China

Radiometer Turku Oy	Finland
Sea-Bird Electronics, Inc.	Washington
Sendx Medical, Inc.	Delaware
Shanghai AB Sciex Analytical Instrument Trading Co. Ltd.	China
SpofaDental a.s.	Czech Republic
Sutron Corporation	Virginia
Sybron Canada Holdings, Inc.	Delaware
Sybron Canada Limited Partner Company	Canada
Sybron Canada LP	Canada
Sybron Dental Specialties, Inc.	Delaware
TH Finance Limited	United Kingdom
Trojan Technologies Group ULC	Canada
U.S. Peroxide, LLC	Delaware
Videojet Argentina S.R.L.	Argentina
Videojet China Trading	China
Videojet Do Brasil Comércio de Equipamentos Para Codificação Industrial Ltda.	Brazil
Videojet Technologies (I) Pvt. Ltd	India
Videojet Technologies Europe B.V.	Netherlands
Videojet Technologies Inc.	Delaware
VSE Holdings Pty Ltd	Australia
Water Quality GmbH	Germany
X-Ray Optical Systems, Inc.	Delaware
X-Rite Asia Pacific Limited	Hong Kong
X-Rite Europe GmbH	Switzerland
X-Rite Incorporated	Michigan
X-Rite Switzerland GmbH	Switzerland
Zhuhai S.E.Z. Videojet Electronics Ltd.	China